QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2010

Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of Registrant as specified in its charter)

GEORGIA	000-53908	58-1211925
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 East Exchange Place Tucker, Georgia		30084-5336
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code    (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03    Creation of a Direct Financial Obligation.

        On March 30, 2010, the Development Authority of Burke County (Georgia) and the Development Authority of Monroe County (Georgia) (together, the "Authorities") issued, on Oglethorpe's behalf, $133,550,000 in aggregate principal amount of tax-exempt pollution control revenue bonds (the "Bonds") for the purpose of refunding certain pollution control revenue bonds previously issued by the Authorities on behalf of Oglethorpe to finance or refinance the costs of Oglethorpe's undivided interests in certain air or water pollution control and sewage or solid waste disposal facilities at two of Oglethorpe's electric generating facilities. The Bonds were issued as variable rate demand bonds and initially bear interest in the weekly rate mode. Merrill Lynch, Pierce, Fenner & Smith Incorporated is serving as the initial remarketing agent for each series of Bonds. In connection with the issuance of the Bonds, Oglethorpe issued separate promissory notes, each secured under Oglethorpe's Mortgage Indenture, that evidence Oglethorpe's obligations to make payments that correspond to payments due under each series of the Bonds. $43,445,000 of the Bonds will have a bullet maturity in 2036, $50,000,000 of the Bonds will have a bullet maturity in 2037 and $40,105,000 of the Bonds will have a bullet maturity in 2037.

        Principal and interest on the Bonds, and the purchase price of the Bonds that are tendered in accordance with the terms of the Bonds and not remarketed, are payable from an irrevocable direct-pay letter of credit for each series issued by Bank of America, N.A. (the "Bank"). In connection with the issuance of the letters of credit, Oglethorpe made in favor of the Bank separate reimbursement obligations, each secured under Oglethorpe's Mortgage Indenture, that evidence Oglethorpe's obligations to reimburse the Bank for any payments made by the Bank pursuant to the letters of credit. Each letter of credit will expire, unless earlier terminated, renewed or extended, on March 30, 2012.

Item 5.07    Submission of Matters to a Vote of Security Holders.

        At Oglethorpe's annual meeting on March 29, 2010, Oglethorpe's members, as set forth in Oglethorpe's bylaws, nominated and elected by acclamation the following persons to Oglethorpe's board of directors: C. Hill Bentley, Member Group Director (Group 3); Benny W. Denham, At-Large Director; J. Sam L. Rabun, Member Group Director (Group 4); and George Weaver, Member Group Director (Group 1). Each of these director elections was uncontested. The directors were elected to serve through Oglethorpe's 2012 annual meeting. One outside director position remains vacant and there are no current plans to fill this position.

        For additional information regarding Oglethorpe's board of directors and its election procedures, see "DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE" in Oglethorpe's annual report on Form 10-K, filed March 22, 2010 (File No. 000-53908).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)
Date: April 1, 2010	By:	/s/ THOMAS A. SMITH Thomas A. Smith President and Chief Executive Officer

QuickLinks

  Item 2.03 Creation of a Direct Financial Obligation.
  Item 5.07 Submission of Matters to a Vote of Security Holders.
SIGNATURES